UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014 (February 11, 2014)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 140, Westminster, CO 80020

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2014, the Board of Directors (the “Board”) of ARCA biopharma, Inc. (the “Company”) elected Daniel J. Mitchell as a director of the Company to fill a vacancy on the Board.

In connection with Mr. Mitchell’s appointment, and pursuant to the Company’s previously adopted director compensation policy, the Company granted Mr. Mitchell options to purchase (i) 7,079 shares of common stock (“Grant 1”) and (ii) 16,000 shares of common stock (“Grant 2”), each at an exercise price of $1.80 per share, the closing price of the Company’s common stock on February 11, 2014. The options are subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan, as amended (the “Plan”), and the Company’s standard forms of Stock Option Agreement and Option Grant Notice for the Plan, copies of which were filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on September 23, 2013. The Grant 1 options vest in equal monthly installments over an eleven month period beginning February 1, 2014, and the Grant 2 options vest in equal monthly installments over a three year period beginning on the date of grant, in each case assuming Mr. Mitchell’s continued service on the Board for such periods. On the same date, the Company also approved paying compensation to its existing non-employee directors by granting to Dr. Linda Grais, Mr. Robert Conway and Dr. Raymond Woosley options to purchase 8,000 shares of common stock at an exercise price of $1.80 per share, the closing price of the Company’s common stock on February 11, 2014. The options are subject to the terms and conditions of the Plan and the Company’s standard forms of Stock Option Agreement and Option Grant Notice for the Plan. The options vest in equal monthly installments and will be fully vested as of December 31, 2014, assuming Dr. Grais’, Mr. Conway’s and Dr. Woosley’s continued service on the Board for such periods.

Item 5.08. Shareholder Director Nominations.

On February 11, 2014, the Board approved June 5, 2014 as the date of the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Board also approved April 7, 2014 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting.

Because the Annual Meeting will be held more than 30 calendar days from the date of the Company’s 2013 Annual Meeting of Stockholders, the due dates for the provision of any qualified stockholder proposal or qualified stockholder nominations under the rules of the Securities and Exchange Commission (the “SEC”) and the bylaws of the Company listed in the Company’s 2013 Proxy Statement on Schedule 14A as filed with the SEC on August 1, 2013 are no longer applicable. Such nominations or proposals, including any notice on Schedule 14N, are now due to the Company no earlier than March 7, 2014 and no later than April 6, 2014. The Company currently intends to make its proxy materials available beginning on or about April 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2014

ARCA biopharma, Inc. (Registrant)

By:	/s/ Christopher D. Ozeroff
Name: Christopher D. Ozeroff
Title: SVP and General Counsel